                                                                     Exhibit 3.3

                               State of Delaware
                        Office of the Secretary of State
                         ______________________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "HOLLYWOOD PARK OPERATING COMPANY", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF OCTOBER, A.D. 1981, AT 10 O'CLOCK A.M.





                                            /s/ Edward J. Freel
                                            ____________________________________
                                             Edward J. Freel, Secretary of State

                         AUTHENTICATION:

                         DATE:

                          CERTIFICATE OF INCORPORATION
                                       OF
                        HOLLYWOOD PARK OPERATING COMPANY
                        --------------------------------


                                   ARTICLE I
                                   ---------

     The name of the Corporation is:  Hollywood Park Operating Company.


                                   ARTICLE II
                                   ----------

     The address of its registered office in the State of Delaware is 100 West Tenth Street, Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company.



                                  ARTICLE III
                                  -----------

     The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV
                                   ----------

     The amount of the total authorized capital stock of the corporation is 10,000 shares which are divided into two classes as follows:

          2,500 shares of Preferred Stock having a par value of $1.00 per share; and

          7,500 shares of Common Stock having a par value of $0.10 per share.

     The designations, voting powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions of the above classes of stock are as follows:

          A.   Preferred Stock
               ---------------

          The Board of Directors is expressly authorized, from time to time, (1) to fix the number of shares of one or more series of Preferred Stock; (2) to determine the designation of any such series; (3) to determine or alter, without limitation or restriction, the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred

     Stock; and (4) within the limits or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

          B.   Common Stock.
               ------------

               (i) Subject to the preferential rights of the Preferred Stock, the holders of the Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

               (ii) In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after distribution in full of the preferential amount to be distributed to the holders of shares of the Preferred Stock, holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by them respectively. A consolidation, merger or reorganization of the corporation with any other corporation or corporations, or a sale of all or substantially all of the assets of the corporation, shall not be considered a dissolution, liquidation or winding up of the corporation within the meaning of these provisions.

               (iii) Except as may be otherwise required by law, each share of Common Stock shall entitle the holder to one vote in respect of each matter voted by the stockholders.


                                   ARTICLE V
                                   ---------

     Any and all right, title, interest and claim in or to any dividends declared by the corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and is deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the corporation, its transfer agents or other agents or depositories shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.

                               ARTICLE VI
                               ----------

     In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter, mend or repeal the by-laws of the corporation.


                                  ARTICLE VII
                                  -----------

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.


                                  ARTICLE VIII
                                  ------------

     The corporation shall indemnify its officers and directors to the full extent permitted by the Delaware General Corporation Law.


                                   ARTICLE IX
                                   ----------

     Elections of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                   ARTICLE X
                                   ---------

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                   ARTICLE XI
                                   ----------

     The name and mailing address of the incorporator is as follows:

     NAME                                MAILING ADDRESS
     ----                                ---------------

     Candace K. Fullmer             Suite 4100# 55 E. Monroe St.
                                    Chicago, Illinois 60603


                                   ARTICLE XII
                                   -----------

     The affirmative vote or written consent of the holders of 70% of all outstanding shares of all classes of stock of the Corporation entitled to vote thereon, considered for the purposes of this Article TWELFTH as one class, shall be required:

               (a) for the adoption of any agreement for the merger of the Corporation with or into any other corporation or for the consolidation of the Corporation with any other corporation;

               (b) to authorize any sale, lease, transfer or exchange of all or substantially all of the assets of the Corporation to any other person (as hereinafter defined);

               (c) to authorize the dissolution of the Corporation;

               (d) to alter, amend or repeal this Article TWELFTH.

For the purposes of this Article TWELFTH, the term person shall mean any corporation, partnership, association, or any other business entity, trust, estate or individual.

     This Article TWELFTH shall not apply to a merger if no vote of stockholders of the Corporation is necessary under Delaware law to authorize it.

     IN WITNESS WHEREOF, I have signed this Certificate of Incorporation this 23rd day of October, 1981.


                                               /s/ Candace K. Fullmer
                                               ______________________________
                                               Candace K. Fullmer

                               State of Delaware

                        Office of the Secretary of State

                         ______________________________



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "HOLLYWOOD PARK OPERATING COMPANY", FILED IN THIS OFFICE ON THE TWELFTH DAY OF APRIL, A.D. 1982, AT 10 O'CLOCK A.M.






                                             /s/ Edward J. Freel
                                             ___________________________________
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION:

                                             DATE:

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        HOLLYWOOD PARK OPERATING COMPANY
                        --------------------------------

     Hollywood Park Operating Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing the following amendment to the Certificate of Incorporation of said Corporation:

     RESOLVED, that the first sentence of Article IV of the Certificate of Incorporation of the Corporation be amended to be and read as follows:

     "The amount of the total authorized capital stock of the corporation is 4,750,000 shares which are divided into two classes as follows:

               250,000 shares of Preferred Stock having a par value of $1.00 per share; and

               4,500,000 shares of Common Stock having a par value of $0.10 per share."

     FURTHER RESOLVED, that the aforesaid proposed amendment shall be submitted for the approval of the holders of a majority of the outstanding shares of capital stock of the Corporation, and, following such approval, that the proper officers are hereby authorized and directed to execute and file such documents and to take such other actions as they deem necessary or appropriate to effectuate said amendment.

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment In accordance with the provisions of

Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Hollywood Park Operating Company has caused this certificate to be signed by its Chairman and attested by its Secretary this 8th day of April, 1982.

                                    /s/ Vernon O. Underwood
                                    ______________________________
                                    VERNON O. UNDERWOOD


Attest:


/s/ James E. Kenney
_________________________
JAMES E. KENNEY

                               State of Delaware
                        Office of the Secretary of State
                         ______________________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "HOLLYWOOD PARK OPERATING COMPANY", FILED IN THIS OFFICE ON THE NINTH DAY OF DECEMBER, A.D. 1985, AT 9 O'CLOCK A.M.




                                            /s/ Edward J. Freel
                                            ____________________________________
                                            Edward J. Freel, Secretary of State

                                            AUTHENTICATION:

                                            DATE:

                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                        HOLLYWOOD PARK OPERATING COMPANY
                        --------------------------------


     Marjorie L. Everett and James E. Kenney certify that:

     1. They are the Chairman of the Board and Secretary, respectively, of Hollywood Park Operating Company, a Delaware corporation.

     2. The first sentence of Article IV of the Certificate of Incorporation of this Corporation is amended to read as follows:

          "The amount of the total authorized capital stock of the corporation is 10,250,000 shares, which are divided into two classes as follows:

          250,000 shares of Preferred Stock having a par value of $1.00 per share; and

          10,000,000 shares of Common Stock having a par value of $0.10 per share."

     3. The foregoing amendment of the Certificate of Incorporation has been duly approved by the board of directors.

     4. The foregoing amendment of the Certificate of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 242 of the General Corporation Law of the State of Delaware. The total number of outstanding shares of the corporation is 3,834,382. The number of shares voting in favor of the amendment was 2,625,977. The vote required was a majority of the outstanding stock entitled to vote thereon.

     We declare under penalty of perjury that the matters stated in this certificate are true and correct of our own knowledge and that this Certificate is signed on behalf of Hollywood Park Operating Company this 26th day of August, 1985.

                                        /s/ Marjorie L. Everett
                                        ______________________________
                                        MARJORIE L. EVERETT
                                        Chairman of the Board


                                        /s/ James E. Kenney
                                        ______________________________
                                        JAMES E. KENNEY
                                        Secretary

                               State of Delaware
                        Office of the Secretary of State
                         ______________________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RENEWAL OF "HOLLYWOOD PARK OPERATING COMPANY", FILED IN THIS OFFICE ON THE EIGHTH DAY OF SEPTEMBER, A.D. 1986, AT 10 O'CLOCK A.M.




                                   /s/ Edward J. Freel
                                   ____________________________________
                                   Edward J. Freel, Secretary of State

                                   AUTHENTICATION:

                                   DATE:

                                  CERTIFICATE
            FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION

     Hollywood Park Operating Company, a corporation organized under the laws of Delaware, The Certificate of Incorporation of which was filed in the office of the Secretary of State on the 26th day of October, 1981, the Certificate of Incorporation of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its Certificate of Incorporation, and hereby certifies as follows:

     1.   The name of this corporation is Hollywood Park Operating Company.

     2. Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

     3. The date when the restoration, renewal, and revival of the Certificate of Incorporation of this company is to commence is the 28th day of February A.D. 1986, same being prior to the date of the expiration of the Certificate of Incorporation. This renewal and revival of the Certificate of Incorporation of this corporation is to be perpetual.

     4. This corporation was duly organized under the Laws of the State of Delaware and carried on the business authorized by its Certificate of Incorporation until the 1st day of March A.D. 1986, at which time its Certificate of Incorporation became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation is accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, said Hollywood Park Operating Company in compliance with Section 312 of Title 8 of the Delaware Code has caused this certificate to be signed by __________________ its last and acting _______________ President, and attested by ____________________ its last and acting _____________________
Secretary, this 9th. day of July, 1986.

                                        Hollywood Park Operating
                                        Company


                                        By  /s/ Marjorie L. Everett
                                          ______________________________
                                          Marjorie L. Everett
                                        Last and Acting President


ATTEST:


By /s/ James E. Kenney
  _________________________
   James E. Kenney
Last and Acting Secretary

                               State of Delaware
                        Office of the Secretary of State
                         ______________________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "HOLLYWOOD PARK OPERATING COMPANY", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF OCTOBER, A.D. 1987, AT 10:35 O'CLOCK A.M.





                                   /s/ Edward J. Freel
                                   ____________________________________
                                   Edward J. Freel, Secretary of State

                                   AUTHENTICATION:

                                   DATE:

                       THIRD CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                        HOLLYWOOD PARK OPERATING COMPANY
                        --------------------------------


     Marjorie L. Everett and Warren B. Williamson certify that:

     1. They are the Chairman of the Board and Secretary, respectively, of Hollywood Park Operating Company, a Delaware corporation.

     2. The Certificate of Incorporation of this Corporation is amended to add a new Article XIII as follows:

                                 "ARTICLE XIII

          No director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty by such director for corporate actions as a director; provided, however, that this Article XIII shall not eliminate or limit the liability of a director to the extent provided by applicable law (1) for any breach of the director's duty of loyalty to the Company or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of Delaware, or (4) for any transaction from which the director derived an improper personal benefit. No amendment to repeal this Article XIII shall apply to, or have any effect on, the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

     3. The foregoing amendment of the Certificate of Incorporation has been duly approved by the board of directors.

     4. The foregoing amendment of the Certificate of Incorporation has been duly approved by the required vote of its shareholders in accordance with
Section 242 of the General Corporation Law of the State of Delaware. The total number of outstanding shares of the corporation is 3,824,383. The number of shares voting in favor of the amendment was 2,417,504. The vote required was a majority of the outstanding stock entitled to vote thereon.

     We declare under penalty of perjury of the laws of the State of California that the matters stated in this Certificate are true and correct of our own knowledge and that this Certificate is signed on behalf of Hollywood Park Operating Company this 2nd day of September, 1987.

                                        /s/ Marjorie L. Everett
                                        ______________________________
                                        MARJORIE L. EVERETT
                                        Chairman of the Board


                                        /s/ Warren B. Williamson
                                        ______________________________
                                        WARREN B. WILLIAMSON
                                        Secretary

                               State of Delaware
                        Office of the Secretary of State
                         ______________________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "HOLLYWOOD PARK OPERATING COMPANY", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF APRIL, A.D. 1988, AT 9 O'CLOCK A.M.




                                   /s/ Edward J. Freel
                                   ____________________________________
                                   Edward J. Freel, Secretary of State

                                   AUTHENTICATION:

                                   DATE:

                                    FORM OF
                  CERTIFICATE OF DESIGNATION, PREFERENCES AND
                       RIGHTS OF SERIES A PREFERRED STOCK

                                       OF

                        HOLLYWOOD PARK OPERATING COMPANY

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware


     We, Marjorie L. Everett, Chairman of the Board, and Donald Robbins, Assistant Secretary, of Hollywood Park Operating Company, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY
CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, as amended, the said Board of Directors on April 13, 1988, adopted the following resolution creating a series of 50,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1.     Resignation and Amount.  The shares of such series shall be
                    ----------------------
designated as "Series A Junior Participating Preferred Stock", par value $1.00 per share, and the number of shares constituting such series shall be 50,000.

     Section 2.     Dividends and Distributions.
                    ---------------------------

     (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividers, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend

Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $5.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock (as hereinafter defined) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after April 13, 1988 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $5.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3.     Voting Rights.  The holders of shares of Series A Junior
                    -------------
Participating Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

          (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior
                                ---- -----
Participating Preferred Stock.

          (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C) (iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

          (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)
(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

          (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of paragraph (C) (ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or By-Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

     (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.     Certain Restrictions.
                    --------------------

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

            (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

            (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either an to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

            (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5.     Reacquired Shares.  Any shares of Series A Junior
                    -----------------
Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6.     Liquidation, Dissolution or Winding Up.  (A) Upon any
                    --------------------------------------
liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $5.00 per share, plus an amount equal to all accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

     (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock that were outstanding after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7.     Consolidation, Merger, etc.  In case the Corporation shall
                    --------------------------
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provisions for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, or (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8.     No Redemption.  The shares of Series A Junior Participating
                    -------------
Preferred Stock shall not be redeemable.

     Section 9.     Banking.  The Series A Junior Participating Preferred Stock
                    -------
shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10.    Amendment.  The Certificate of Incorporation of the
                    ---------
Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect then adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

     Section 11.    Fractional Shares.  Series A Junior Participating Preferred
                    -----------------
Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

     Section 12.    Definition of Common Stock.  As used herein "Common Stock"
                    --------------------------
shall mean the paired shares of Common Stock, par value $.10 per share, of this Corporation and Hollywood Park Realty Enterprises, Inc.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 13th day of April, 1988.


                                        /s/ Marjorie L. Everett
                                        ______________________________
                                        Chairman of the Board


Attest:

/s/ Donald M. Robbins
______________________________
Assistant Secretary

                               State of Delaware
                        Office of the Secretary of State
                         ______________________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

     "HP SUB, INC.", A DELAWARE CORPORATION, WITH AND INTO "HOLLYWOOD PARK OPERATING COMPANY" UNDER THE NAME OF "HOLLYWOOD PARK OPERATING COMPANY", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SECOND DAY OF JANUARY, A.D. 1992, AT 8:30 O'CLOCK A.M.


                                   /s/ Edward J. Freel
                                   ____________________________________
                                   Edward J. Freel, Secretary of State

                                   AUTHENTICATION:

                                   DATE:

                                                       STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 08:30 AM 01/02/1992
                                                       920025067 - 925079



                             CERTIFICATE OF MERGER
                                    MERGING
                                  HP SUB, INC.
                                 WITH AND INTO
                        HOLLYWOOD PARK OPERATING COMPANY

     Hollywood Park Operating Company, a corporation organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify that:

     1. The name and state of incorporation of each of the constituent corporations in the merger is as follows:

          Name                          State of Incorporation
          ----                          ----------------------

     Hollywood Park Operating                 Delaware
       Company

     HP Sub, Inc.                             Delaware

     2. An Agreement of Merger dated as of August 5, 1991, between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the Delaware General Corporation Law.

     3. The name of the surviving corporation in the merger will be Hollywood Park Operating Company.

     4. The Certificate of Incorporation of the surviving corporation is amended in the merger to read in its entirety as set forth in Exhibit A attached hereto.

     5. The executed Agreement of Merger is on file at the principal place of business of the surviving corporation, which is 1050 South Prairie Avenue, Inglewood, California 90301.

     6. A copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     IN WITNESS WHEREOF, HOLLYWOOD PARK OPERATING COMPANY has caused this Certificate of Merger to be duly executed by its

Vice Chairman and attested to by its Assistant Secretary this 26th day of December, 1991.

                                        HOLLYWOOD PARK OPERATING COMPANY



                                        By: /s/ Harry Ornest
                                           ____________________________
                                           Harry Ornest
                                           Vice Chairman



ATTEST:


/s/ Donald M. Robbins
_________________________
Donald M. Robbins
Assistant Secretary

                                   EXHIBIT A
                                   ---------

                          CERTIFICATE OF INCORPORATION

                                       OF

                        HOLLYWOOD PARK OPERATING COMPANY


     ONE:  The name of this corporation is:  Hollywood Park
     ---
Operating Company.

     TWO:  The address of its registered office in the State of Delaware is
     ---
Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THREE:  The nature of the business or purposes to be conducted or promoted
     -----
is to engage in any lawful act or activity for which corporations may be organized under the Delaware General corporation Law ("DGCL").

     FOUR:  This corporation is authorized to issue one class of stock which
     ----
will be designated Common Stock; the total number of shares which the corporation shall have authority to issue is One Hundred (100), and the par value of each of such shares is one cent ($.01).

     FIVE:  The following provisions are inserted for the management of the
     ----
business and the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

          A. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by the DGCL or by this Certificate of Incorporation or the Bylaws of the corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation.

          B. The Board of Directors may adopt, amend or repeal the Bylaws of this corporation.

          C.   Election of directors need not be by written ballot.

     SIX:  The officers of the corporation shall be chosen in such a manner,
     ---
shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of

Directors to remove any officer or officers at any time with or without cause.

     SEVEN:  No director of the corporation shall be personally liable to the
     -----
corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article SEVEN shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended hereafter to further eliminate or limit the personal liability of directors, the liability of a director of this corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as amended.

     EIGHT:  A.     Right to Indemnification.  Each person who was or is made a
     -----          ------------------------
party to or is threatened to be made a party to or is involuntarily involved in any action, suit of proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving (during his or her tenure as director and/or officer) at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall have the right to be paid by the corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the DGCL (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Article EIGHT or otherwise.

          B.   Right of Claimant to Bring Suit.  If a claim under paragraph A of
               -------------------------------
this Article EIGHT is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, together with interest thereon, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL (or other applicable law) for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (or of its full Board of Directors, its directors who are not parties to the Proceeding with respect to which indemnification is claimed, its stockholders, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL (or other applicable law), nor an actual determination by any such person or persons that such claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

          C.   Non-Exclusivity of Rights.  The rights conferred by this Article
               -------------------------
EIGHT shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the DGCL or any other statute, or any provision contained in the corporation's Certificate of Incorporation or Bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

          D.   Insurance and Trust Fund.  In furtherance and not in limitation
               ------------------------
of the powers conferred by statute:

          (1) the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of law; and

          (2) the corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

          E.   Indemnification of Employees and Agents of the Corporation.  The
               ----------------------------------------------------------
corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of this Section or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

          F.   Effect of Repeal or Modification.  Any repeal or modification of
               --------------------------------
this Article EIGHT shall not change the rights of an officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

     NINE:  The corporation reserves the right to repeal, alter, amend, or
     ----
rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

     TEN:  The name and mailing address of the sole incorporator is as follows:
     ---

               Ashok Mukhey
               Irell & Manella
               1800 Avenue of the Stars
               Suite 900
               Los Angeles, California 90067